Exhibit 10.36

                   PHYSICIAN SERVICES ORGANIZATION AGREEMENT

                  This Physician Services Organization Agreement ("Agreement") is made and entered into as of the 12th day of September, 1996, by and between DOCTORS HEALTH MONTGOMERY, LLC, a Maryland limited liability company (hereinafter referred to as the "LLC") and DOCTORS HEALTH SYSTEM, INC., a Maryland corporation (hereinafter referred to as the "Manager").

                  WHEREAS,  the LLC is owned  exclusively  by and  employs  only physicians licensed to practice medicine in Maryland and is organized and dedicated solely to engage in the Practice of Medicine. The Manager is a medical services organization organized and dedicated to hold title to various assets related to the Practice of Medicine, to perform various management, administrative and support services for physician groups and to develop and administer an integrated healthcare network with an emphasis on managed care; and

                  WHEREAS, the Manager wishes to contract with the LLC to provide to the LLC certain assets, including leased office space, fixtures and equipment, and certain management and support services, including financial, managerial, administrative and employment services, in support of and with respect to the LLC's Practice of Medicine, and the LLC wishes to secure such assets and such services from the Manager and to appoint the Manager as its exclusive agent and attorney-in-fact of and for the LLC, to enable the Manager to act on behalf of the LLC in the provision of certain of such services, all upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

  1.     RECITALS; DEFINITIONS; ETC.

         a.       Recitals.  The above recitals are incorporated herein.

         b.       Definition  Appendix.   When  used  in this Agreement with its
initial letter capitalized, a word shall have the meaning set forth in the Definition Appendix attached as Appendix A hereto.

         c. Certain Other Definitions. When used in this Agreement with its initial letter capitalized, a word that is not defined in Appendix A shall have the meaning assigned to it elsewhere in this Agreement.

         d. Appendices, Exhibits and Schedules. Attached hereto and forming an integral part of this Agreement are various Appendices, Exhibits and Schedules, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

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         e.       References.   All  references   herein   to   any   agreement,
instrument  or  other  document  shall   include   any   and   all   amendments,
modifications, extensions, renewals, substitutions, supplements, Exhibits and Schedules to, of and for such agreement, contract, instrument or document.

  2.     OFFICE SPACE AND EQUIPMENT.

         a. Provision of Office Space and Equipment. The Manager agrees during the term of this Agreement to supply and provide, or to engage others to supply, the commercially reasonable needs of the LLC for office space and equipment, including all related materials and supplies, to enable the LLC to engage in the Practice of Medicine, including, without limitation, the provision of laboratory, testing and other ancillary services. The Manager will assist the LLC in developing its Budgets and Business Plans and in assessing and determining its needs for office space and equipment. The LLC agrees to keep the Manager and the Quality Committee currently advised concerning its needs for office space and equipment and shall promptly advise the Manager and the Quality Committee of any changes in such needs.

         b. Sublease of Office Space. The Manager, as sublessor, and the LLC, as sublessee, shall, simultaneously with the execution of this Agreement (or as soon after Closing as is reasonably practicable), enter into a Sublease in form substantially similar to Exhibit 2b attached hereto as a part hereof (each a "Sublease") for and in respect of each location where the LLC intends to establish an office from which to engage in the Practice of Medicine as of the Closing Date. Specifically, the Manager and the LLC will enter into a Sublease for those portions of each of the buildings shown on Schedule 2b attached hereto as a part hereof (collectively, the "Units") consisting of the medical office space designated in such Schedule (collectively, the "Office Space").

         c. Provision of Equipment. The Manager shall provide to the LLC for use in its Practice of Medicine all fixtures, furnishings and equipment existing in the Office Space (collectively, the "Equipment"). (The Office
Space and the Equipment, as repaired, replaced or maintained, shall be sometimes referred to collectively as the "Demised Premises".)

         d. Use of Demised Premises. The LLC acknowledges and agrees that the Demised Premises meet and fulfill its commercially reasonable needs for office space and equipment as of the Closing Date. The LLC shall use the Demised Premises solely for purposes related to the Practice of Medicine. The LLC shall use and occupy the Office Space in a safe and reasonable manner, in accordance with applicable governmental laws, regulations and/or orders. The LLC shall use the Equipment in a safe and reasonable manner and in accordance with reasonable operating standards.

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         e. Repair, Replacement and Return of Equipment. During the term of this
Agreement, the Manager, at the LLC's request and subject to the LLC's approval, agrees to install, repair, maintain and replace, or cause to be installed, repaired, maintained and/or replaced, the Equipment, including securing such improved or enhanced equipment for the LLC as the Manager deems commercially reasonable. The LLC shall promptly notify the Manager if any item of Equipment requires repair or replacement. The LLC shall, upon the reasonable request of the Manager, return all Equipment to the Manager in the same condition as of the Effective Date of this Agreement (or such later date as of which any item of Equipment was provided to the LLC), ordinary wear and tear, and obsolescence, excepted.

         f. Maintenance and Repair of Office Space. The Manager shall provide, or cause to be provided, maintenance, repair and replacement of the systems and related equipment to the extent necessary for the proper operation of the Office Space and for the Practice of Medicine, including, but not limited to, mechanical, heat, ventilation, air conditioning, lighting, electrical and plumbing systems. The Manager shall also provide, or cause to be provided, appropriate janitorial services consisting of daily trash removal and light dusting and vacuuming of the Office Space, provided that the LLC shall leave the Office Space in a reasonably tidy and clean condition at the end of each day, and such other more substantial janitorial services the LLC may reasonably request. The Manager shall also provide for the removal of hazardous medical waste generated by the LLC at the Office Space, provided that the LLC shall comply with applicable regulatory waste handling, disposal and packaging standards.

         g. Reasonable Access. The LLC agrees to allow the Manager reasonable access to the Demised Premises, where such entry will not unreasonably interfere with the LLC's use or occupancy, or with the provision of medical care or the rights of any patient, in order to provide any of the services or fulfill any of the duties of the Manager set forth in this Agreement, and/or to take steps the Manager deems necessary for the safety, improvement or preservation of the Demised Premises.

         h. Changes, Additions or Improvements to Office Space. The LLC may from time to time request that the Manager make reasonable changes, additions or improvements to the Office Space in order to permit the LLC to engage more efficiently in the Practice of Medicine or to enhance its profitability and, subject to the limitations upon its leasehold or fee interest, the Manager will endeavor to comply with such of the LLC's requests as it deems commercially reasonable, provided that such changes shall comply with the applicable local, state or Federal laws or regulations. The LLC shall not cause or permit materialmen's, mechanics or other liens to be filed against the Office Space or the Units or the interest of the Manager or any mortgagee in contravention of any lease or mortgage, by whatever name, on the Office Space or the Units.

         i. Taxes. The Manager shall pay before delinquency all real estate and property taxes imposed upon the Office Space or the Units for which it is responsible.

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The  LLC  shall  pay before  delinquency  (and hereby  authorizes the Manager to pay on its behalf) all taxes, assessments, and other charges imposed upon the LLC's operations or business conducted upon the Demised Premises, and/or upon any property of the LLC located in the Demised Premises.

         j. Insurance. The LLC shall maintain (and hereby authorizes the Manager to acquire and maintain on its behalf) fire insurance with extended coverage on the Demised Premises, business interruption insurance, general liability insurance and professional liability insurance on any incidents occurring in connection with the LLC' s occupancy and use of the Demised Premises, all of which policies shall be in amounts deemed reasonable by the Manager and shall name the Manager as loss payee and as an additional insured.

         k. Indemnification. The LLC shall indemnify and hold the Manager, its employees, agents, officers, and partners or stockholders, as the case may be, harmless from and against any and all demands, claims, judgments, losses and damages, and any related costs or expenses (including reasonable attorneys' fees) arising from any injury or damage to person or property caused by the negligence or the misconduct of the LLC, its agents, servants or employees, or of any other person entering upon or using the Demised Premises under the express or implied invitation of the LLC, or resulting from the violation of laws or regulations, or violation of the terms of this Agreement by any of the foregoing to the extent such injury or damage is not covered by insurance or does not arise as a result of the Manager's breach of its obligations to the LLC under this Agreement.

         l. Assignment/Pledge/Encumbrance. The LLC may not, without the Manager's prior written consent, assign, sell, pledge, mortgage, encumber or in any manner transfer any interest in nor sublet the Demised Premises or any part or item thereof, nor permit occupancy or use of the Demised Premises or any item thereof by any other Person other than in the ordinary course of the LLC's business.

         m. Damage/Destruction/Casualty of Demised Premises. In the event all or any portion of the Demised Premises is damaged or destroyed by fire or other casualty, the Manager shall use commercially reasonable efforts to restore the damaged, or replace the destroyed, Demised Premises as soon as reasonably possible and to make provision for temporary or interim use of such assets or facilities in lieu of damaged or destroyed Demised Premises as may be reasonably required to permit the LLC to continue its Practice of Medicine with minimal disruption. The Manager shall have one hundred eighty (180) days to make replacements, repairs and restorations, using insurance proceeds and such other monies as the Manager may elect to contribute. In the event the Demised Premises cannot be repaired, restored or replaced within such time period, or in the event the Manager determines in its sole judgment that such repair, restoration or replacement is not cost effective, the Manager shall have the right to elect to terminate the LLC's lease or use of such portion of the

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Demised  Premises and to  provide,  pursuant  to the terms  hereof,  such  other facilities, assets, equipment or office space as is reasonably appropriate to permit the LLC and its physicians to resume its Practice of Medicine.

         n. Subordination. The LLC agrees that this Agreement shall be and is subordinate to the lien of any and all conditional sale agreements, financing arrangements, mortgages, deeds of trust, and ground leases that may now or hereafter be placed upon the Demised Premises, and to any and all advances to be made thereunder, and to the interests thereon and all renewals, consolidations, modifications, replacements and extensions thereof.

         o. Sublease Renewals. The Manager will provide to the LLC reasonable notice of the expiration of the Sublease pursuant to which any Office Space is occupied by the LLC or the termination of the LLC's right to occupy any Office Space under any other circumstances and will confer with the LLC concerning the renegotiation, or renewal of such lease or other occupancy right and the removal of the LLC to other premises.

  3.     OPERATIONAL DUTIES OF THE MANAGER.

         a. General Managerial Duties. The LLC hereby appoints the Manager, acting directly or through one or more wholly-owned subsidiaries, as its sole and exclusive manager, agent and administrator for, and the Manager, for the benefit and on behalf of the LLC, agrees to use its commercially reasonable efforts to perform, each of the following management and support functions:

                  i. provide all general management services of and for the LLC, including the establishment of operating and administrative policies and procedures, general oversight of the operation of the LLC, strategic planning, including specifically with respect to financing, market development, advertising and marketing (including one or more public relations programs that seeks to enhance each physician's medical practice and extend the LLC's ability to provide services by creating public awareness of the LLC and its Affiliates), operation and overall management and control, financial reporting, insurance, tax matters (other than for individual physicians) and personnel management, and the establishment of an integrated healthcare delivery system for the benefit of the LLC, and the negotiation and administration of managed care agreements in which the LLC and its Physicians will participate;

                  ii. negotiate and implement such acquisitions, by purchase, lease, or other contractual arrangements, of equipment, goods or services for the LLC as the Manager shall deem commercially reasonable;

                  iii. provide a competent administrative staff for supervision and performance of the business and administrative functions of the LLC. Each of the

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administrative  staff shall be employees of and responsible to the Manager,  but all salaries, benefits and other expenses related to the employment of the administrative staff by the Manager shall be deemed Business Costs of the LLC and paid by the Manager as such;

                  iv. assist the LLC in identifying and consummating the acquisition of the medical practices of additional primary care physicians and/or physician groups to become Members and employees of the LLC and selling their medical practices to DHS (provided, however, that the Manager shall have no obligation to provide funding for any such acquisition except to the extent that the Manger, in its sole discretion, determines to do so), and recruit, employ, train, supervise and provide to the LLC such services of non-physician professional staff personnel as may reasonably be required to permit the LLC to engage in the Practice of Medicine, including specifically but without limitation allied health professionals. Except in the case of non-physician professionals who may be required to be LLC employees for billing purposes ("Incident To Employees"), the Manager shall have the authority to hire, discipline and terminate non-physician staff after consultation with the Physicians. In hiring, the Manager shall comply in all material respects with requirements of Federal, state and local law with respect to both the business and professional obligations of the LLC and employment, generally. Each of the non-physician professionals except Incident To Employees shall be employees of and responsible to the Manager, but all salaries, benefits and other expenses related to the employment of the non-physician professional staff by the Manager shall be deemed Business Costs of the LLC and paid by the Manager as such;

                  v. subject to consultation with and approval by the LLC, furnish and install operating procedures, information and other systems and controls as the Manager deems reasonable for the purpose of providing effective management techniques and functions for the benefit of the LLC;

                  vi.      upon  consultation  with the LLC and  subject  to the
LLC's   approval,  prepare   annual  budgets  (including   operating and capital
budgets), business plans, financial forecasts and operating plans for the LLC;

                  vii. prepare and distribute internally prepared monthly statements of revenue and expense (including such statements regarding the LLC and each Medical Faclity), and such other reports as the Manager may deem appropriate, to the Management Committee;

                  viii. consistent with the reasonable policies established by the Management Committee and the Quality Committee and the general parameters established by any LLC budget and business plan then in effect, seek to manage the non-professional aspects of the LLC's business efficiently and economically;

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                  ix. keep the Demised Premises and all other assets utilized by the LLC, including improvements, furniture, furnishings, fixtures and other equipment therein and appurtenant thereto, in reasonably good order and repair, subject to ordinary wear and tear, and fully insured;

                  x. arrange for all commercially reasonable replacements, improvements, supplies and changes in and to the Demised Premises and all other assets utilized by the LLC, and in the furniture, furnishings, fixtures and other Equipment;

                  xi. provide for and keep accessible to the LLC proper financial and business books of account and other records, all of which shall be open to inspection and examination and copying at the expense of the LLC at any reasonable time during normal business hours;

                  xii. subject to the provisions of Section 3.m below, pay in a timely manner through disbursements of funds from the LLC Accounts all of the direct and indirect costs and expenses reasonably incurred (whether directly or indirectly) in connection with the operation and administration of the LLC's Practice of Medicine (including in such Practice of Medicine all laboratory, testing and other ancillary services), whether incurred directly by the LLC or by the Manager on behalf of the LLC ("Business Costs"), including without limitation, the following charges (or, where applicable and consistent with
Section 3.m hereof, a reasonable allocative share of such charges): (a) all personnel costs attributable to the LLC and its Practice of Medicine, including
(1) all Base Salaries and Base Bonus (as those terms are defined in the LLC's Professional Services Employment Agreement (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 3.a(xii)) and benefits (but not additional bonus payments, it being the express intent of the parties that the LLC will fund any additional bonus payments to employee physicians from Managed Care Incentive Payments and other sources) for physicians employed by the LLC,
(2) salaries, wages, bonuses and all benefits of professional and administrative staff employed by the Manager to provide services directly to the LLC or its employee physicians in their Practice of Medicine, but excluding employees whose services are provided directly to the Manager (and only indirectly to the LLC) to enable the Manager to provide managerial and other administrative services generally to the LLC and to any Additional Primary Care Entities or other healthcare providers with which the Manager contracts, (3) salaries, professional fees or other compensation, including bonuses and all benefits, of all physicians and non-physician professionals and all other persons employed, contracted or otherwise retained by the Manager to provide professional health care services or other services or goods to the LLC or to the LLC's patients or customers, and (4) all employee or personnel benefits, employee insurance costs, payroll taxes and all premiums and charges for workmen's compensation; (b) maintenance, replacement and repair charges and costs; (c) expenses for supplies for the Office Space and Equipment; (d) all office and other administrative expenses,

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including  office  and  medical  supplies,  of the LLC;  (e)  dues  and  license
fees  and   other   professional  expenses   for  LLC   employees   and  Manager
employees providing services to the LLC; (f) water and sewer, gas, electricity, telephone and other utility charges; (g) premiums for insurance or bonds reasonably related to the LLC and amounts deducted from insurance proceeds pursuant to policy terms; (h) all taxes, assessments, fees, charges and similar expenses relating to the LLC or the operation thereof; (i) charges for other equipment, goods, services (including professional and consulting services) and utilities supplied to or for the benefit of the LLC; (j) all acquisition, lease and financing expenses and payments, including all leasehold expenses relating to Office Space, for the benefit of or relating to the LLC; and (k) such other expenses and charges as would normally be considered as capital, operating or other expenses of the LLC under recognized and customary accounting principles and practices, including expenses incurred by the Manager on behalf of the LLC. The order of disbursement is as set forth in Section 3.m below.

         Notwithstanding the foregoing, the LLC's Business Costs shall not include, and the Manager shall have no obligation either to pay from the LLC Collected Cash or otherwise, any costs, expenses or other charges incurred by the LLC or presented to the Manager as a result of: (a) any action taken by the LLC with respect to the employment terms and conditions, including termination of employment, of any of its employee physicians to which the Manager has not consented in writing; (b) any breach or deficiency in performance by the LLC or any of its employee physicians of or under any contract to which the LLC is a party or which was negotiated by the Manager on behalf of the LLC unless such breach or deficiency occurs or arises as a result of the Manager's breach of its obligations to the LLC; (c) violation of or failure to comply with any statute, law, regulation, ordinance, interpretation, decision or other similar requirement of any federal, state, or local political jurisdiction, or of any agency, commission, board or other similar entity of any of the foregoing jurisdictions or any professional organization with jurisdiction or authority over the ability of the LLC or any of its employee physicians to engage in the Practice of Medicine unless such violation or failure to comply arises as a result of actions or conduct on the part of DHS; (d) any willful or negligent act or omission of the LLC or any of its employee physicians that results or may result in an award of damages against the LLC or such employee physician whether in tort, contract or otherwise; or (e) any act or omission on the part of the LLC or any of its employee physicians constituting fraud, willful misrepresentation or other similar conduct.

                  xiii. pay in a timely manner any Managed Care Incentive Payment to which the LLC is entitled pursuant to the provisions of Section 5 hereof with respect to any MCIP Year to permit the LLC to reward and provide appropriate incentives to its physician employees, all pursuant to the terms of
Section 5 hereof; and

                  xiv. perform all other acts reasonably necessary or desirable in the operation and maintenance of the LLC in accordance with the terms and conditions of

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this  Agreement,  except  that  the Manager shall not provide medical or related professional services or engage in the Practice of Medicine.

         b.       Billing and Collection.

                  (i) During the term of this Agreement, the LLC hereby assigns, transfers and conveys to the Manager all of the LLC's currently existing and future accounts receivable with respect to all medical services previously provided or in the future to be provided by the LLC (but not including any Medicare or Medicaid payments currently owing, or which in the future become owing, to the LLC) (collectively, the "Non-Medicare Receivables"). The Manager shall bill for and endeavor to collect all such Non-Medicare Receivables (reserving the right to send, with simultaneous notice to the LLC, selected past-due accounts to a collection agency) and issue receipts therefor, if required. Furthermore, subject to the Manager's obligations under Section 3.c hereof with respect to the establishment of the bank accounts described therein, the Manager shall be entitled to take any such action consistent with the provisions of this Agreement with respect to the Non-Medicare Receivables as it deems appropriate in the exercise of its discretion in order to fulfill its obligations to the LLC under this Agreement. The LLC shall execute such other documents and agreements as may be necessary to more fully and effectively transfer the Non-Medicare Receivables to the Manager. The Manager shall serve as billing and collection agent for the LLC with respect to any Medicare and/or Medicaid payments currently owing, or which in the future become owing, to the LLC (the "Medicare Receivables") and shall bill for and endeavor to collect all such Medicare Receivables owed to the LLC (reserving the right to send, with simultaneous notice to the LLC, selected past-due accounts to a collection agency) and issue receipts therefor, if required. The LLC hereby appoints the Manager as its agent and attorney-in-fact for the collection of the Medicare Receivables. The Manager shall deposit all the Medicare Receivables and all of the other monies collected by it as the LLC's billing agent and attorney-in-fact in the bank accounts described in Section 3.c hereof.


                  (ii) As part of its billing responsibility, the Manager will use its commercially reasonable efforts to:

                           (A)      provide to the LLC, monthly, such reasonably
detailed reports with respect to the LLC's accounts receivable, billing and collection status, including charges, receipts, and insurance classifications of patients as the LLC may from time to time reasonably request;

                           (B)      should  this Agreement be  terminated,  upon
request therefor, provide the LLC with a complete listing and print out of all active patient accounts, all Medicare and third party insurer active billing records, all demographic and charge data, and a final report detailing all data and information pertinent to the LLC's accounts, in

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accordance  with  the  normal  reporting  capability  of  the billing  system or contractor,  if any,  utilized for the LLC's  billing by the Manager; and

                           (C) use reasonable care in processing and storing the
LLC's data and records.

                  (iii) The parties recognize that the Manager cannot bill or collect for services provided by and through the LLC unless and to the extent that the LLC Physicians perform in a timely manner certain administrative duties related to billing, including but not limited to the completion of medical records and the submission of billing information in the form and format reasonably requested by the Manager.

                           (A)      The  LLC  warrants  that   it  will  require
that each LLC Physician will be required, as part of his or her Employment Agreement, to agree to grant to the LLC the right to withhold payment of any amount due Physician under his or her Employment Agreement during any period when such Physician has failed to comply with commercially reasonable written standards communicated to the Physicians ("Standards") for timeliness and diligence to be adopted by the LLC with respect to each of the following: (i) Completion of appropriate medical records for patients of the Physician;
(ii) Maintaining the office hours agreed upon by Physician and the LLC; (iii) Completion of all information reasonably requested by the LLC or its billing agent in connection with billing and collecting for services provided by or ordered by the Physician; or (iv) Compliance with the requirements of managed care programs with respect to utilization review, prior approval or review, or referral protocols.

                           (B)      The LLC agrees that it shall  adopt and  set
such Standards in consultation with the Manager. The Manager has proposed interim Standards set forth in Exhibit 3.b(iii)(B) which shall be applicable during the Initial Base Salary Period until the Standards described in
Section 3.b(iii)(A) have been established by the LLC. The LLC expressly grants to the Manager the right to require enforcement by the LLC of each of the covenants and rights to adjust or withhold payments to LLC Physicians, including the right to withhold for failure to comply with the Standards contained in Section 6.4(c) of the Employment Agreement. In the event that the LLC fails to enforce such Standards at the Manager's request, the Manager's obligations to advance any Physician Compensation Deficiency (as defined in Section 3.m(iv)) shall be suspended during the period of any such non-compliance.

         c.       Bank Accounts.

                  i. The Manager has opened the bank accounts  described in this
Section 3.c.i for the purpose of depositing, disbursing and otherwise administering the Collected LLC Cash (as defined in Section 3.m). The Manager shall establish policies and procedures reasonably satisfactory for managing and administering such accounts, including designation and authorization of persons authorized to sign checks. The

Manager may, upon reasonable notice to the LLC, open in the Manager's name such other bank accounts, including without limitation interest bearing accounts and reserve accounts, as it may deem appropriate. The Manager may also transfer Collected LLC Cash between any or all such accounts as it may establish hereunder. Until disbursed by the Manager in payment of the LLC's Business Costs or the Manager's Compensation from such accounts, the Collected LLC Cash (other than such portion attributable to the Non-Medicare Receivables) shall be and remain the property of the LLC. The Manager shall deposit, disburse and administer the Collected LLC Cash as follows:

              A. The Manager, as the agent of the LLC, will from time to time maintain accounts with one or more financially secure banking institutions, into which it shall deposit promptly upon receipt all Collected LLC Cash which it receives as the agent of the LLC and on the LLC's behalf from Medicare and Medicaid and in respect of goods and services provided pursuant to the Medicare and Medicaid programs (collectively, the "LLC Medicare Account").

              B. The Manager will from time to time maintain accounts with one or more financially secure banking institutions, into which it shall deposit promptly upon receipt all of the Collected LLC Cash it receives from any sources other than those described in Section 3.c.i.A above (collectively, the "LLC Cash Account") (the LLC Medicare Account, the LLC Cash Account and any other bank accounts established by the Manager hereunder are hereinafter collectively referred to as the "LLC Accounts").

                  ii. The Manager shall utilize the cash deposited in the LLC Accounts for the purposes of paying the LLC Business Costs and the Manager's Compensation according to the terms and conditions set forth in Section 3.m. Subject to the requirements of applicable law, the Manager may transfer funds from the LLC Medicare Account to the LLC Cash Account in its discretion.

         d. Consultants. Subject to the approval of the LLC, the Manager may engage on behalf of the LLC consultants to provide specialized services outside the normal scope of management services, including, but not limited to, legal representation, public accounting and labor relations. All reasonable charges for outside consultants will be LLC Business Costs.

         e. Personnel. The Manager shall maintain supervisory control over its personnel involved in providing to the LLC the assets, facilities and services contemplated hereunder. The Manager will consult with the Quality Committee if the LLC informs the Manager of any dissatisfaction with the performance or staffing level of the Manager personnel without, however, surrendering any of the Manager's discretion over the employment, discipline and other conditions of employment related to the Manager employees.

         f. Consent. In any instance in which the Manager is required under the terms of this Agreement to obtain the LLC's or the Management Committee's consent or approval in connection with any proposed action, expenditure or decision of any type, if the Manager's recommendations are not approved and consent or approval is not received, the Manager shall have no responsibility to the LLC with respect to the subject matter of the proposed action, expenditure, or decision other than to act as directed by the Management Committee or to maintain the status quo if no direction is received. The Manager shall not be considered to be in violation of this Agreement or any part thereof as a result of, or in connection with, any matter in which the LLC or the Management Committee did not consent to or approve any action proposed by the Manager; unless and to the extent the Manager shall fail to act as directed by the LLC or the Management Committee or to maintain the status quo.

         g. Contracting. The LLC hereby authorizes the Manager as its sole and exclusive agent to negotiate and enter into, administer and terminate all contractual arrangements between the LLC and Persons to whom the LLC provides goods or services or from whom the LLC receives goods or services or with whom the LLC contracts to provide medical professional or other services to the LLC's patients or customers. The LLC hereby constitutes the Manager as the LLC's sole and exclusive agent and attorney-in-fact for the purpose of executing the authority granted the Manager pursuant to this Paragraph 3.g. The contracting authority afforded the Manager hereunder includes, without limitation, the authority to contract with hospitals, other physicians (including specialists), hospices, nursing homes, pharmacies, laboratories, providers of transportation, home health care providers, nurses, and other non-physician health care providers, medical equipment providers and other providers of medical professional services and other health care services, patients, customers, insurance companies, health maintenance organizations and other managed care entities, employers, administrators and other third-party payors of patient care services or goods provided by the LLC. The Manager shall secure the LLC's prior consent to enter into any contract on behalf of the LLC for goods or services for which the LLC will be responsible, but which will not be directly provided by the LLC through its employees.

         h. Patient Records. The Manager shall provide to the LLC all patient records of the LLC's physician employees and shall maintain and retain records of all professional services provided by the LLC to its patients directly or through contracts with other providers of medical professional services or other health care services. The Manager shall maintain a complete file within the LLC's offices of all such medical records and supporting documents.

         i. Marketing. The Manager shall provide to the LLC, directly or through consultants, practice development assistance, including but not limited to advertising, promotional and media materials and one or more public relations programs designed to enhance each physician's medical practice and extend the LLC's ability to provide services through increased public awareness of the LLC and its Affiliates.

         j. Utilization Management; Quality Assessment and Improvement. The Manager shall provide ongoing reviews of the LLC's utilization management, and shall conduct quality assessment and improvement activities for the LLC, including monitoring of patient satisfaction.

         k. Regulatory Compliance. The Manager shall advise the LLC regarding compliance with all applicable state and Federal laws and regulations, including Medicare regulations and policies concerning primary care physician services. Notwithstanding the above, it shall be the LLC's sole responsibility to comply with all such applicable state and Federal laws and regulations, including Medicare regulations and policies concerning primary care physician services.

         l. Commercial Reasonableness. Notwithstanding any other provision of this Agreement, all obligations of the Manager hereunder, including, without limitation, the obligations of the Manager to provide assets, facilities, and services to the LLC in connection with the LLC's Practice of Medicine, shall be limited, and shall be interpreted according to, a standard of commercial reasonableness appropriate for application to primary care Medical Practices in the Montgomery County, Maryland, as determined by the Manager. The Manager, in the performance of its obligations hereunder, including without limitation the provision of assets, facilities and services to the LLC, shall in no event be required to do anything or to make available to the LLC any asset, facility or service, that the Manager in good faith believes is not commercially reasonable and, subject to review under the provisions of Sections 7.b and 7.c hereof, the Manager shall have no duty to do, or omit to do, anything that is, in the discretion of the Manager, commercially unreasonable.

         m. Disbursement of LLC Collected Cash. The Manager shall be obligated to, and shall, pay the LLC's Business Costs only out of and from the cash that the Manager actually collects in respect of and from the LLC's Non-Medicare Receivables, with respect to which the Manager is appointed as the LLC's agent as provided in Section 3.b hereof, and with respect to the LLC's Non-Medicare Receivables assigned, transferred and conveyed to the Manager pursuant to such provision, and with respect to any other amounts which the Manager collects or receives on behalf of the LLC (collectively, the "Collected LLC Cash"). The order of priority for the use of the Collected LLC Cash is as set forth in this Section.

                  (i) If the Collected LLC Cash is or will be insufficient to permit the Manager to pay all of the LLC's Business Costs in the ordinary course of business as such Business Costs accrue, the Manager shall pay or provide for such LLC Business Costs in the following order of priority: first, the Manager will pay or provide for the payment of all LLC Business Costs ("Base Business Costs") other than the Base

Salaries, Base Bonuses and Additional Bonuses of all physicians employed by the LLC who are also members of the LLC ("Member Physicians"); Second, the Manager will pay or provide for the payment of all the Base Salary and benefits of all Member Physicians ("Base Salaries"); and third, the Manager will pay or provide for the payment of all the Base Bonuses and Additional Bonuses ("Bonuses"), as those terms are defined in each Member Physician's Employment Agreement. The provisions of subsections (ii) and (iii) shall govern in the event that the Manger determines that there is or will be insufficient Collected LLC Cash to pay Base Salaries or Bonuses.

                  (ii) During the term of this Agreement, to the extent there is insufficient Collected LLC Cash to pay to or for the benefit of the Member Physicians the aggregate of all Base Salaries (each such deficiency a "Base Salary Deficiency") with respect to any time period, available funds shall be applied by the Manager on behalf of the LLC to reduce the Base Salary Deficiency in the following order, with each funding source being depleted before proceeding to the next funding source: (1) All available Net Ancillary Service Collections received by the LLC; (2) The LLC's portion of the aggregate of the Practice Growth Amounts, as defined in each Employment Agreement; (3) Any or all of the MCIP payment undistributed to the LLC; (4) Any management fees earned by the Manager with respect to Ancillary Services under Section 4.b of this Agreement; and (5) the Manager's portion of the aggregate of the Practice Growth Amount, discussed in Section 4.c of this Agreement. If a Base Salary Deficiency exists after the exhaustion of all of the above listed funding sources, the Manager shall nonetheless fund the amount of the Base Salary Deficiency to the LLC to enable the LLC to make such payments.

                  (iii) To the extent there is insufficient Collected LLC Cash to pay to or for the benefit of the Member Physicians the aggregate of all Bonuses when due them with respect to any year (each such deficiency a "Bonus Deficiency"), funding shall be applied to reduce the Bonus Deficiency in the following order, and only to the extent that Base Business Costs and Base Salaries have been funded, with each funding source being depleted before proceeding to the next funding source: (1) All available Net Ancillary Service Collections received by the LLC; (2) The LLC's portion of the aggregate of the Practice Growth Amounts, as defined in each Employment Agreement; (3) Any or all of the MCIP payment undistributed to the LLC; (4) Any management fees earned by the Manager with respect to Ancillary Services under Section 4.b of this Agreement; and (5) the Manager `s portion of the aggregate of the Practice Growth Amount, discussed in Section 4.c of this Agreement. If a Bonus Deficiency remains after the application of the funding sources as specified above, then the Manager may, but shall not be required to, elect to advance funding to the LLC to pay all or a portion of the remainder of the Bonus Deficiency, in which case the Manager shall have the right to offset the amount of the advance, plus the carrying cost of the funds, against the amounts then or thereafter owing or accruing to the LLC. The amount of any Bonus Deficiency shall, for purposes of the calculation of the Compensation pursuant to Section 4 hereof, be deemed a "Base Business Cost" until any funds advanced to cover any Bonus Deficiency have been paid in full. In the event the Manger does not elect to advance all or any portion of the Bonus Deficiency to the LLC, then, unless the Manager consents in writing, the LLC shall accrue and defer any unpaid Bonus Deficiency otherwise due to Physicians as contemplated by Section 6.3 of each Employment Agreement.

                  (iv) "Base Salary Deficiency" and "Bonus Deficiency" shall be referred to collectively as "Physician Compensation Deficiency."

 4.      COMPENSATION OF THE MANAGER; OBLIGATIONS OF THE LLC.

         a. Compensation. In consideration of the assets, facilities and services provided by the Manger to the LLC pursuant to this Agreement, the LLC hereby authorizes the Manager to pay to itself on behalf of the LLC from the LLC Accounts, and the Manager shall be entitled to receive from the LLC, Compensation (the "Compensation") calculated and paid according to the terms of this Section 4.

         b. Net Ancillary Services Collections. All amounts collected, billed or derived from, or otherwise with respect to, the provision of ancillary services in the LLC, including but not limited to, laboratory services, radiology services, or any other service classified as a designated health service for the purpose of the prohibition on physician self-referral contained in the Social Security Act ("Ancillary Services") shall be considered Ancillary Services Revenue. The Manager shall calculate all direct expense of providing Ancillary Services (excluding any physician expense), and subtract the direct expense from all revenue collected with respect to Ancillary Services to identify "Net Ancillary Services Cash Collections". The Manager shall retain, and pay to itself on a monthly basis, an amount equal to forty percent (40%) of the Net Ancillary Services Cash Collections as part of its Compensation, with the remaining sixty percent (60%) being the "Net Ancillary Services Collections" which shall be credited to the account of the LLC and made available to pay LLC Business Costs. To the extent that the Net Ancillary Services Collections are not required to pay LLC Business Costs due or accrued with respect to any year, or used to pay all or a portion of any Physician Compensation Deficiency under
Section 3.m, the Manager shall pay over to the LLC the remainder of the Net Ancillary Services Collections to the LLC for distribution to the physicians following the end of any applicable year as part of the Additional Bonus Pool. The LLC warrants that it shall distribute Net Ancillary Services Collections among the physician members of the LLC in accordance with a plan of distribution that has been previously adopted by the LLC and approved by the Manager and which does not, directly or indirectly, take into account the volume or value of any referrals for such services by any physician in the LLC.

         c. Practice Growth Bonus. "Practice Growth Amount" has the meaning attributed to it in Section 6.3 of each Employment Agreement. At the end of every year, the Manager shall calculate the Practice Growth Amount for each Member

Physician in the LLC, and shall retain and pay to itself thirty-eight percent (38%) of each Member Physician's Practice Growth Amount, as part of its Compensation (the "Practice Growth Bonus Amount").

         d. Base Compensation. The amount of the Manager's Base Compensation in each year shall be the amount determined by (i) subtracting the total amount of
(A) all LLC Business Costs (which, with respect to any month in which there are Physician Deficiencies outstanding, shall include the aggregate of all such deficiency amounts) that the Manager pays or is obligated to pay through disbursements from the LLC Accounts or provides for by transfers to reasonable reserves established by the Manager, and (B) all bank fees, charges and other deductions from the LLC Accounts made by the depository bank, during a calendar month from (ii) the amount of (A) all Collected LLC Cash deposited by the Manager in the LLC Accounts, and (B) all interest earned on or other amounts credited to the LLC Accounts by the depository bank, during such calendar month; and (iii) subtracting from the resulting number any amounts paid to or retained by the Manager under the provisions of Section 4.b and 4.c above for the year in question. The Manager's Compensation shall be calculated and paid on or before the tenth day of the month following the month for which payment is being made. The Manager's Compensation shall be paid only out of Collected LLC Cash remaining in the LLC Accounts after all LLC Business Costs (which, with respect to any month in which there are Base Salary Deficiencies outstanding, shall include the aggregate of all such deficiency amounts) have been paid or provided for, including the accruing of any reserves for the Net Ancillary Services Collections and the Practice Growth Bonus Amounts as the Manager shall consider appropriate. Adjustments in the amount of the Compensation for any year, if any, may be made after review of settled bank statements by the independent certified public accountants retained by the Manager to review the financial records of LLC (which may be the Manager's accountants). The Manager shall permit the LLC's accountants to review the Manager's calculation of its Compensation annually and any disagreement or dispute between the LLC and the Manager relating to the amount of the Compensation resulting from such review shall be subject to the dispute resolution procedures of Section 7.b and 7.c hereof. The Manager shall, if necessary, increase or decrease, as the case may be, the Compensation next payable after its receipt of the results of such review (including dispute resolution, if any) to reflect such results.

         e. General Covenants of the LLC. The LLC acknowledges that the Manager has undertaken to provide significant assets, facilities and services to the LLC pursuant to this Agreement in reliance upon the LLC's undertaking diligently to engage, and to use its best efforts to cause its physician employees diligently to engage, in the Practice of Medicine. The LLC therefore covenants and agrees that it will diligently engage in the Practice of Medicine in Montgomery County and will use its best efforts to cause its physician employees diligently to engage in, and to devote their full-time professional efforts to, the Practice of Medicine in Montgomery County. The LLC further covenants and agrees that it will use its best efforts to meet or exceed the financial, professional service and other standards established for the LLC in the business plans and budgets prepared for the LLC by the Manager and approved by the Management Committee and, in furtherance thereof, will engage, and use its best efforts to cause its physician employees to engage, in the Practice of Medicine in the most efficient and economical manner possible, consistent with all applicable professional and ethical standards and a standard of commercial reasonableness appropriate for application to Medical Practices in Montgomery County and any other areas in which the LLC may have physician practices, including, specifically, those matters set forth in
Section 4.g below.

         f. Authorization of Payments. The LLC acknowledges and agrees that its intent in entering into this Agreement with the Manager is to secure from the Manager all of the assets, facilities and non-physician services required by the LLC to permit it to engage in the Practice of Medicine and, in furtherance thereof, to enable and permit the Manager to pay, from the Collected LLC Cash in the LLC Accounts, all of the reasonable costs and expenses of providing such assets, facilities, and services, however and by whomever incurred, by making disbursements of such Collected LLC Cash directly to providers of assets, facilities or services or to the LLC or to the Manager itself in reimbursement of costs or expenses incurred by either of them. The LLC thus covenants and agrees that the Manager shall be entitled, and is hereby authorized, to disburse from the Collected LLC Cash in the LLC Accounts such funds as are required to pay all of the reasonable costs and expenses of providing assets, facilities and services directly to the LLC pursuant to this Agreement, it being the express understanding of the LLC that the Manager may provide assets, facilities and services directly to Additional Primary Care Entities and other medical service providers, and that such allocations of costs incurred for the direct benefit of both the LLC and one or more Additional Primary Care Entities or other medical service providers will be necessary. The Manager shall, in its discretion, establish the basis for allocating each category of direct cost and the Manager agrees to exercise such discretion in a manner that results in the establishment of a basis for allocation of direct costs that is reasonable and fair to the LLC and to each Additional Primary Care Entity and any other provider entity to which such costs are allocated. Disputes, if any, regarding such allocations shall be resolved first through the Quality Committee and thereafter through the other procedures established in Sections 7.b and 7.c hereof. The Manager may, in its discretion, involve or join as parties to such procedures any other medical service provider involved directly or indirectly in a dispute between the Manager and the LLC or join the LLC as a party in any dispute between the Manager and any other service provider that relates to the LLC.

         g. Covenants of the LLC and each Physician. Without limiting the foregoing provisions of Section 4.e above, or the duties of any physician set forth in any Employment Agreement with the LLC, the LLC agrees to provide, and to use its best efforts to ensure that each of its physician employees and contractors provides, at least the following services to DHS and to DHS/LLC patients and otherwise complies with the following provisions:

                  (i) Medical Services. With respect to any managed care contract, provide health care services, as an independent contractor to the Manager, including Medicare services, and charity care in accordance with the policies, procedures, guidelines, and requirements of the Manager and the Quality Committee as are now in place or may hereafter be established. Emergency and immediate health care services shall be provided by the LLC without regard to ability to pay.

                  (ii) On-Call Coverage. Provide such night and weekend on-call coverage as from time to time is determined by the Manager and the Quality Committee to be necessary to make services as readily accessible to the community as possible.

                  (iii) Supervision. Monitor and review the clinical performance of all staff, allied health professionals, and the LLC's physicians, in cooperation with the Manager and the Quality Committee.

                  (iv) Quality Assurance and Peer Review. Establish, with the cooperation and involvement of the Manager and the Quality Committee, policies, procedures and committees for quality assurance and peer review of all physicians providing services to the Manager, cooperate fully with the policies, procedures and activities of such committees, and conduct peer review disciplinary activities in accordance with Maryland law.

                  (v) Recommendations. Conduct periodic reviews of medical and related staffing to consider the needs of the LLC and/or the Manager for additional primary care physicians, staff, allied health professionals and other non-primary care physicians, and report the results of such reviews to the management of the Manager and the Quality Committee; and provide such other review and reports to the Manager and the Quality Committee as reasonably requested by the Manager's management.

                  (vi)     Surveys.   Assist the management of the Manager  with
all preparation for any inspections and on-site surveys of the Manager conducted by governmental agencies and accrediting organizations.

                  (vii) Managed Care Contracts. Assist and cooperate with the Manager in negotiating and developing managed care contracts, participate in any preferred provider network established by or through the Manager or its Affiliates, and provide services to all Managed Care Members covered by a managed care plan that is entered into by the Manager, comply with the terms of managed care contracts that are negotiated by the Manager for the benefit of the LLC, and comply with all applicable Federal and state laws and managed care plan terms affecting the Manager and the LLC.

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

                  (viii) Records. Maintain all necessary and appropriate medical records reflecting health care service provided to patients seen by LLC physicians in a manner that is consistent with applicable law and that ensures that the Manager has satisfied all applicable requirements for Payor contracts and participation in public and private payment programs.

                  (ix) Administrative Duties and Marketing. Cooperate with the Manager's policies, procedures and activities pertinent to marketing, patient relations, scheduling, billing, collections and other administrative matters, and cooperate with the Manager`s efforts to bill and collect fees for services rendered to patients.

                  (x) Litigation. Cooperate in all litigation matters affecting the LLC and/or the Manager.

                  (xi) Education. Cooperate with the Manager and the Quality Committee in the development and provision of all educational programs offered by the Manager, and devote reasonable time and effort to such programs.

                  (xii) Utilization Review. Cooperate fully with the utilization review policies, procedures and activities of the Manager, the Quality Committee and third party payors. The LLC shall assist the Manager and the Quality Committee in conducting utilization reviews all of the LLC's physicians.

                  (xiii) License. Ensure that the LLC's physicians at all times are licensed to practice medicine in the State of Maryland or other jurisdictions approved by the Manager;

                  (xiv) Policies. Ensure that the LLC's physicians comply with all applicable laws, rules and regulations of any and all governmental authorities and the policies and procedures of the Manager and third party payors;

                  (xv) Hospital Privileges. Ensure that each of the LLC's physicians possesses and maintains staff privileges on the medical staff of those hospitals and institutions set forth on Exhibit 4.3(a)(ii) of each such physician's Employment Agreement, and such other hospitals and institutions as the Manager and the LLC shall agree upon.

                  (xvi) Patient Care. Ensure that the LLC's physicians providing professional services to the LLC and the Manager shall at all times provide only those medical services that he or she is qualified to deliver, and shall provide such services in a manner that is consistent with the patient's best interests.

                  (xvii) Credentialling. Cooperate with the Manager and the Quality Committee in establishing, criteria, policies and procedures for purposes of credentialling all of the LLC's physicians. Such credentialling criteria, policies and
procedures  shall  be  established  in  accordance   with all community  medical
practice standards, all applicable laws, and the minimum participation criteria developed by the Manager and the Quality Committee. All of the LLC's physicians shall be required to comply with such credentialling criteria. All decisions with respect to credentialling shall be reached as follows:

                           (A) LLC  Member  Physicians.  The Manager and the LLC
shall consult with each other regarding the selection of, and negotiations with, LLC Member Physicians, and

                           (B)  Other  Physicians.   The  Manager  and  the  LLC
shall consult with each other regarding the selection of and negotiations with non-Member Physicians, but the LLC may, subject to minimum participation criteria approved by the Manager, make decisions regarding the selection of non-Member Physicians.

                  (xviii) Physician Agreements. The LLC shall enter into and maintain Professional Services Employment Agreements or other employment agreements reasonably acceptable to the Manager with all the physicians employed by the LLC. The LLC shall consult with the Manager and the Quality Committee regarding the final terms of all such employment agreements prior to the execution thereof and any amendments, or terminations, of such agreements. It is understood and agreed that the Manager is not and shall not become a party to any Professional Services Employment Agreements or other employment agreements between the LLC and its physicians.

                  (xix) Physician Obligations. The LLC shall be responsible for ensuring that each of its physicians comply with the following requirements, all of which have been incorporated by reference into the Professional Services Employment Agreements with each physician. The LLC shall confer with the Manager concerning the performance of its employee physicians of and under their employment contracts generally and prior to taking any action to terminate any such employment agreement. The LLC, at the Manager's request agrees to take any reasonable action requested to enforce compliance, including, but not limited to terminating such Physician's employment with the LLC and/or seeking sanctions against such Physician:

                           (A) Each LLC  physician  shall abide by the terms and
conditions  of the  applicable provisions of this Agreement.

                           (B) Each  LLC  physician  shall  be   bound  to   all
components of all agreements executed between the Manager and third party payors. Furthermore, each physician shall abide by all operating rules and regulations of any managed care plan for elements pertaining, but not limited to the maintenance of medical records, the confidentiality of records, the filing of claims, and the non-discrimination in treatment of its members.

                           (C) Each  LLC  physician  shall  be free  to exercise
absolute discretion in the conduct of any and all activities which may reasonably be considered as constituting the practice of medicine. The professional responsibility to patients for the delivery of health care services under this Agreement shall at all times remain with each LLC physician. The Manager shall not interfere with the professional judgment of any of the LLC's physicians in the provision of professional health care services.

                           (D) Each  LLC   physician   shall  be   required   to
participate in and cooperate with the utilization review programs of third party payors and of the Manager. Any determination under a utilization review program that services provided or proposed to be provided are not medically necessary or not otherwise appropriate shall in no case be construed as a substitute for the professional judgment of each LLC physician; rather, such findings are intended to be and shall be limited to the determination of reimbursement for services only, it being understood that all decisions regarding the nature and extent of services to be provided, as well as the choice of provider, are and will be made exclusively by each LLC physician and his or her patient.

                           (E) Each  LLC  physician  agrees  that  his  or   her
practice  patterns  will be profiled and will be  reviewed  by his or her peers, and that participation in any of the Manager`s preferred provider networks will be dependent upon maintaining satisfactory profiles which are within the Manager's and the Quality Committee's standards of acceptable medical practice.

                           (F) Each  LLC   physician   shall refer  patients  to
other physicians only when it is deemed to be medically necessary and in the best interest of such patients. When referrals are required, each LLC physician shall use his or her best efforts to refer to other physicians who are participating in any of the Manager's preferred provider networks then in effect, and to utilize hospitals and other health care providers that are participating in any such preferred provider network; provided, however, that no LLC physician shall be required to refer a particular patient to any specific physician or to admit such patient requiring hospitalization to any specific hospital if such LLC Physician, in the good faith exercise of his or her professional judgment, believes that the medical needs of such patient would be better served elsewhere.

                           (G) Each LLC  physician  shall  accept  Managed  Care
Members as new patients and treat current patients should they become Managed Care Members, provided that no LLC physician shall be required to accept additional patients if he is already working at full capacity, as determined by such physician and the LLC jointly in the reasonable exercise of their discretion.

                           (H) Each  LLC  physician  shall  abide  by  decisions
resulting from utilization review programs of the Manager, the Quality Committee and/or third party payors, subject to any applicable rights of reconsideration or review. Each LLC physician shall pursue all appropriate opportunities for reconsideration and appeal of denials of payment by third party payors.

                           (I)  Each  LLC  physician  shall   provide   to   any
designated utilization review programs(s) any medical or other information necessary to conduct preadmission certification and continued stay review for all covered services to be rendered to Managed Care Members.

                           (J) Each LLC  physician  shall allow each third party
payor or its designee to review and duplicate any data or other records maintained regarding services provided under this Agreement as may be necessary to conduct the utilization review program. Such review and duplication shall be allowed upon reasonable notice during regular business hours and shall be subject to all applicable laws, regulations and the Manager's policies concerning the confidentiality of such data or records.

                           (K) Each  LLC  physician  shall  use  his or her best
efforts to obtain precertification for those services designated by any utilization review program(s) as requiring precertification, and shall use his or her best efforts to notify the designated utilization review program of emergency or urgent inpatient admissions within forty-eight (48) hours after admission.

                           (L) Each LLC physician shall cooperate as  reasonably
required to verify that Managed Care Members are eligible for covered services.

                           (M) Each LLC  physician  shall  prepare  and maintain
appropriate records concerning health care services provided under this Agreement. All such records shall be maintained in accordance with prudent record keeping procedures, and as otherwise required by law.

                           (N)  Notwithstanding  anything provided herein to the
contrary, ownership of and access to all patient records shall be controlled by the applicable state and federal law. All medical, financial, and personal information about patients reviewed and collected in connection with this Agreement shall be held in confidence and shall not be released, disclosed, or published by the parties, their agents or employees without the written consent of the patient, unless otherwise permitted by law. Each LLC physician shall be responsible for supplying any consent necessary to the release of medical records of patients for purposes of claims management, including specific consent to the release of any records pertaining to any patient's alcohol or drug addiction or treatment, or mental health commitment or treatment.

                  (xx) Full Time. Except in cases of emergency, or as otherwise expressly waived by the Manager or by the LLC, the LLC shall ensure that each LLC physician devotes his or her full-time practice of medicine to the LLC's group practice, and shall not provide professional services to persons other than the Manager and the patients treated by LLC Physicians. Except as otherwise waived, all patients treated by an LLC physician shall be deemed to be the Manager's patients and the Manager shall be the owner of the medical records for all of the Manager's patients.

                  (xxi) Non-Contract Specialists. When referrals to a specialist or other physician is required, each LLC physician shall use his or her best efforts to refer to physicians who are employees of the LLC or with whom the LLC and/or the Manager has a provider contract in effect, and, where applicable, to other physicians who are participating in any of the Manager's preferred provider networks then in effect. In all other cases, each LLC physician may select non-contract specialists to whom patients are referred, based upon the such physician's best professional judgment of patient needs.

5.       MANAGED CARE INCENTIVE PAYMENT.

         a. Creation of Managed Care Incentive Payment. The parties acknowledge that both the Manager's Business Plan and the business plan developed by the Manager for the LLC contemplate that the LLC and its physician employees will shift the emphasis of their Practice of Medicine from a traditional fee-for-service model to a managed care model, and that the Manager must successfully manage the migration of the LLC's practice to a capitated model if it is to meet its business goals and objectives. To provide an incentive for the LLC and the physician employees of the LLC to engage in a managed care environment in the most efficient and profitable manner possible, beginning with the calendar year 1996, the Manager shall pay to the LLC, an amount, if any, calculated as described herein (the "Managed Care Incentive Payment" or "MCIP") with respect to each calendar year, or portion thereof, that occurs during the term of this Agreement (each an "MCIP Year"). The Manager and the LLC shall consult with each other as to the amount of the MCIP for each MCIP Year, subject to the limitations established in Section 5.b hereof, and the Manager will negotiate in good faith with the LLC in order to assure that all physician employees are adequately compensated in light of the market in existence from time to time.

         b. Calculation of Managed Care Incentive Payment. The Manager and the LLC shall by December 15th of each year agree upon an MCIP payment to be made out of the Manager's income before provision for income taxes or bonus (as reflected on the Manager's financial statements) for the following year. There shall be no MCIP payment in any year in which the Manager does not have income before provision for income taxes or bonus reflected on its financial statements. The Manager and the LLC shall agree upon an MCIP payment for each year that is fair to the Manager and the LLC. If the Manager and the LLC are unable to agree upon an MCIP, then the MCIP, if any, with respect to such MCIP Year shall be equal to the lesser of either (i) twenty-five percent (25%) of the amount of the excess, if any, of (A) those operating revenues of the Manager for the MCIP Year that are properly attributable to the provision of medical care to patients of the LLC, over (B) expenses of the Manager and the LLC for the MCIP Year that are properly attributable or otherwise allocable to the LLC for the MCIP year, or (ii) twenty-five percent (25%) of the Aggregate Base Salaries of all primary care physicians employed by the LLC during such MCIP year. The Manager shall have no obligation to negotiate for an MCIP in excess of either of such amounts. The Manager shall have the right in its discretion to make appropriate year to year and period adjustments to accurately reflect income and expenses, and to allocate expenses among the LLC and any other Additional Primary Care Entities, independent practice association or other person or entity for which it serves as manager, and to set off against the amount of any MCIP payment all or any portion of the amount of its costs and expenses resulting from a breach by any Physician or any Physician's PC of any representation, warranty or covenant made by such Physician or PC in the Practice Participation Agreement."

         c. Payment of Managed Care Incentive Payment. The Manager shall pay the MCIP, if any, with respect to each MCIP Year to the LLC on or before February 15 of the calendar year following each such MCIP Year, beginning on February 15, 1997. If, pursuant to Section 4.d hereof, an adjustment is made in a succeeding calendar year with respect to any Management Fee paid to the Manager in a prior MCIP Year, no adjustment shall be made in the MCIP for the MCIP Year in which the Management Fee which was subsequently adjusted was actually paid and such adjustments shall be given effect in the MCIP for the MCIP Year in which they were actually made.

  6.     TERM AND TERMINATION.

         a. Term. This Agreement shall commence as of the date first above written, and shall continue in force until December 31, 2025, unless sooner modified or terminated as provided herein. This Agreement shall automatically be renewed thereafter for additional terms (each an "Additional Term") for ten years each in the sole discretion of the Manager, so long as there is no event of default with respect to the Manager's performance of its duties hereunder as set forth in Section 6.b of this Agreement.

         b.       Termination.   This  Agreement  may  be   terminated   by  the
non-defaulting party upon the occurrence of any of the following events of default:

                  i. The commencement of any voluntary or involuntary case under the Federal bankruptcy laws or any state insolvency or similar laws seeking the liquidation or reorganization of either party hereto, or the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for either party or the property of either party or the making by either party of an assignment for the benefit of its creditors (except that in the case of any involuntary action against either party, such party shall have sixty (60) days to have such case dismissed), or the failure by either party generally to pay its debts as they mature.

                  ii. Either party hereto is indicted upon a charge of committing any felony or committing a misdemeanor which involves allegations of fraud, embezzlement, conversion or other similar act or admits engaging in, or is found in a duly convened arbitral proceeding or a court of competent jurisdiction to have engaged in, illegal or other wrongful conduct substantially detrimental to the business or reputation of the other party.

                  iii. The continued refusal by, or manifest inability of, either party to perform any of the material duties, or to discharge any of the material obligations, of such party pursuant to this Agreement in a professional and reasonably competent manner (consistent with applicable professional or business standards) for a period of at least ninety (90) days after receipt of written notice from the other party to such party providing reasonable detail as to the specific material duties or obligations that are not being, or have not been, performed or discharged by such party in a professional and reasonably competent manner and providing a reasonable opportunity to such party to address such failures or omissions and in good faith to attempt to cure or otherwise begin to effect a remedy of such failures or omissions within such ninety (90) day period; provided, however, that the LLC may not terminate this Agreement so long as the Manager is in good faith attempting to address any such failure or omission and it appears reasonably possible that such failure or omission may (or will) be cured before irreparable material harm or other significant injury occurs to the LLC and, provided further, that the LLC may not terminate this Agreement if any lender to, or holder of a senior security of, the Manager arranges, or is arranging for, an assignment or transfer of such of the Manager's duties hereunder as to which the Manager is in actual or potential default to another management entity with experience in managing health care providers that is reasonably acceptable to the LLC.

         c.       Effect of Termination.

                  i. Upon the occurrence of an event of default by the LLC, the Manager shall have the right without further notice to reenter and take possession of the Demised Premises, or any part thereof, and to repossess the same as the Manager's former estate, and expel the LLC and those claiming through or under the LLC, and remove the effects of either or both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of fees due or preceding breaches of this Agreement.

                  ii. Upon the occurrence of an event of default by the Manager, the LLC shall have the right to continue in full possession and use of all of the assets, facilities and goods provided to it by the Manager, including without limitation the Office Space and the Equipment, and to purchase from the Manager for their appraised fair market value all of the assets of the Manager constituting the Demised Premises and any other of the Manager's assets which the LLC, in its sole discretion, deems necessary or desirable to permit the LLC to continue its Practice of Medicine without interruption, it being the intent of the parties to permit the LLC in such event to continue its Practice of Medicine with as little disruption as possible. The LLC shall be entitled to set off against the purchase price it pays for the Manager's assets the amount of any damages incurred by the LLC as a result of the Manager's breach of this Agreement.

 7.      MODIFICATIONS; QUALITY COMMITTEE; ARBITRATION.

         a. Modification for Prospective Legal Events. If, in the good faith opinion of either party, as supported by the written opinion of counsel to such party, any Federal or state laws or regulations now existing or hereafter promulgated or enacted, including specifically without limitation Medicare, are interpreted by judicial decision, a regulatory agency or legal counsel in any manner as to indicate that the structure of this Agreement, or any portion thereof, may be in violation of such laws or regulations, such party may require the parties hereto to use their respective best efforts to amend this Agreement, or such portions hereof, to the extent necessary to avoid further violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial risks, rewards and other arrangements set forth herein. A party requesting such an amendment shall give written notice thereof to the other party which shall set out in sufficient detail the basis for the amendment request and specifically identify the specific provisions of this Agreement for which renegotiation is sought. Within thirty (30) days of its receipt of the requesting party's notice, the other party shall give notice to the requesting party of any additional provisions of this Agreement as to which the other party requests renegotiation and the reasons therefor. No provisions of this Agreement other than those specifically designated by the parties for renegotiation shall be affected by the renegotiations. Should the parties be unable to agree upon mutually acceptable revisions to this Agreement within ninety (90) days after receipt by the other party of the initial request for renegotiation, then the matters that remain unresolved through renegotiation pursuant to this Section 7.a shall be submitted to binding arbitration pursuant to the provisions of
Section 7.c hereof. Each of the foregoing time periods shall be shortened if and to the extent necessary to avoid a violation of applicable law in a timely manner.

         b. Quality Committee. The Manager and the LLC hereby create the Quality Committee referred to in this Section 7.b for the purpose of (i) developing cooperative developmental, management and administrative policies to guide each of the LLC and the Manager in fulfilling its obligations hereunder, (ii) providing to the Manager and the LLC a forum in which policy and implementation matters affecting the LLC and its physicians may be discussed on a regular basis, and (iii) establishing an expedited process through which any disagreement or dispute between the parties to this Agreement relating to or concerning (A) the quality, adequacy or appropriateness of the assets, facilities or services provided by the Manager to the LLC, (B) the quality and timeliness of the services provided by the LLC and its physicians to patients pursuant to this Agreement, (C) the appropriateness of any expense which the Manager treats as a Business Cost of the LLC, may be submitted for review and resolution prior to any informal or formal adjudication. The Quality Committee shall consist of six members, three appointed by the LLC and three appointed by the Manager. The three members appointed by the Manager shall be the Chief Executive Officer of the Manager, the Executive Vice President and Director of Medical Services of the Manager and the Executive Vice President and Director of Legal Services of the Manager. Of the three members appointed by the LLC, one shall be the President of the LLC or his designee. Either party may change the designation of any of its Quality Committee members who is not serving ex-officio by written notice delivered to the other party pursuant to the provisions of Section 10.p of this Agreement.

                  The Manager and the LLC agree to cause the Quality Committee to meet regularly, but not less often than monthly. Where possible, such meetings shall be scheduled to coincide with the dates of the regularly scheduled meetings of the Manager's Board of Directors. The Quality Committee shall adopt such rules and regulations regarding the conduct of its business as it deems appropriate.

                  If the LLC believes that any asset, facility or service provided by the Manager to the LLC pursuant to this Agreement, including any item of Equipment, any aspect of the Office Space, any goods, materials or supplies or any administrative or other service, including any aspect of any budget, business plan, policy or procedure, or any of the professional or non-professional personnel provided to the LLC, is inadequate, inappropriate or otherwise insufficient, then the LLC shall give written notice thereof to the Manager, setting out in sufficient detail the basis for the LLC's position. If the Manager believes that the quality or timeliness of the care provided to any patient does not meet the standards established herein and in each physician's Professional Services Employment Agreement, or that the LLC is not cooperating in such reasonable efforts of the Manager to create a fully integrated efficient health care delivery system as herein contemplated, then the Manager shall give written notice thereof to the LLC which shall set forth in sufficient detail the basis for the Manager's position. The Quality Committee shall, within ten (10) days of the date of any such notice, convene a special meeting and shall, in good faith endeavor to resolve the issues raised in such notice by agreeing upon a unanimous recommendation with respect to such issues, which shall be reported back to the Manager and the LLC. If within thirty (30) days of the date of such notice there has been no joint recommendation, or both parties have not accepted in writing a joint recommendation of the Quality Committee as a basis for resolving all such issues, the unresolved issues may be referred by either party to arbitration pursuant to the provisions of Section 7.c hereof. Any joint recommendation of the Quality Committee members which is accepted by both the LLC and the Manager shall be promptly implemented.

         c. Arbitration. Any dispute between the parties of this Agreement arising under or with respect to this Agreement, or any matters referred to arbitration pursuant to the terms of Sections 7.a or 7.b hereof, shall be submitted to binding arbitration according to the procedures set out on Schedule
13.1 of the Practice  Participation

Agreement of even date herewith, among the LLC, the Manager and other Parties, the provisions of the said Schedule 13.1 being hereby incorporated into and as a part of this Agreement by express reference. Each Party agrees to abide by the time periods and other rules said forth in the said Schedule 13.1. The resolution of any disputes through such procedures, including without limitation through arbitral award, shall be binding upon the Parties for all purposes and may be enforced in any court of competent jurisdiction.

  8.     CONFIDENTIALITY AND EXCLUSIVITY.

         a.       The Manager's Obligations.

                  i. The Manager shall, and shall use its best efforts to cause its employees and Affiliates to, maintain all patient records and financial information concerning the LLC in confidence, and shall not disclose such information to any third party without the LLC's prior written consent or as it may be required by law.

                  ii. The Manager may contract with other providers of medical services to provide, and may provide, to such other providers of medical services the kinds of assets, facilities and services the Manager provides to the LLC hereunder, provided, however, that the Manager shall not, without the prior written consent of the Management Committee, contract for the provision of such services or provide such services to any provider of medical services that is a competitor of or with the LLC in the provision of such medical services in the LLC's service area as determined by the Manager from time to time in consultation with the LLC and, provided further, that the Manager shall at all times preserve the confidentiality of the LLC's financial, professional and other information.

         b.       The LLC's Obligations.

                  i. The LLC shall, and shall use its best efforts to cause its employees and Affiliates to, maintain all management memoranda, handbooks, manuals, trade secrets, know-how, techniques and procedures used by the Manager in the provision of assets, facilities and services to the LLC hereunder in confidence, and shall not disclose such information to any third party without the Manager's prior written consent or as it may be required by law.

                  ii. The LLC agrees that the Manager shall be its sole and exclusive contractor, provider, agent and attorney-in-fact for the provision of the assets, facilities and services contemplated in this Agreement to the LLC and that during the term of this Agreement the LLC will not, directly or indirectly, seek or enter into any agreement with another Person for the provision of, or receive from another Person, assets, facilities or services that are the same as or substantially similar to any of those provided by the Manager to the LLC hereunder, or perform any managed care contracting or similar act directly on its own behalf. In addition, the LLC will keep in full force and effect the non-competition (and other) provisions of each Professional Services Employment Agreement, will not, without the prior written consent of the Manager, enter into employment agreements or other contracts with primary care physicians that do not contain substantially similar provisions, and will take any and all steps requested or required by the Manager to enforce any and all such provisions as drafted. To this end. the LLC hereby appoints the Manager as its attorney-in-fact for purposes of enforcing, on behalf of the LLC, all such provisions as drafted.

         c. Effect of Termination. Upon expiration or termination of this Agreement for any reason whatsoever, each party shall immediately turn over all confidential information of the other party in its possession and control to the other party, and shall refrain from thereafter using, appropriating or reproducing such information in any form whatsoever.

         d. Enforcement. Each party agrees that the other party shall be entitled to seek equitable relief to enjoin the actual or threatened breach of the confidentiality and exclusivity obligations of this Article 8 including, without limitation, temporary or preliminary injunctive relief either from or pursuant to the arbitration provisions of Section 7.c hereof or pre-arbitral injunctive relief from a court of competent jurisdiction prior to the selection of an arbitral panel.

  9. SOLICITATION OF PERSONNEL. The LLC agrees that during the term of this Agreement, and for a period of three (3) years following its expiration or termination, the LLC shall neither interfere with, solicit the services or employment of, nor hire any of the Manager's then current employees, either on behalf of the LLC or in connection with any partnership, corporation, joint venture or other Person, without the prior written consent of the Manager.

  10.    MISCELLANEOUS.

         a. Authorizing Actions. Each party agrees promptly to do all things and take all actions necessary to authorize and facilitate the performance of this Agreement and the other Practice Closing Documents, and all obligations hereunder and thereunder, including, but not limited to, the execution of any necessary documents, and the filing of any forms, deeds or memoranda of leases with applicable governmental agencies or offices.

         b. No Performance Guarantees. The LLC acknowledges that the Manager has made no warranties or representations other than those contained herein and that no financial projection shall be construed as a guarantee of the profitability or success of the LLC's operations.

         c.       Records.

                  i. The LLC shall keep all records relating to this Agreement and its Medical Practice open and available for inspection by the Manager or other authorized Person in connection with any audit related to patient services, and shall maintain all books, records, documents and other evidence necessary to certify the nature and extent of the services provided under this Agreement and pursuant to its Medical Practice in accordance with accepted business practice, appropriate accounting procedures and applicable Federal, State or local law and regulations.

                  ii. The LLC agrees to maintain books, records, documents, and other evidence as necessary to certify the nature and extent of the services provided under this Agreement and as part of the LLC's Medical Practice in accordance with accepted business and professional practices, appropriate accounting procedures and practices, and Federal, State and local laws and regulations. The LLC agrees to maintain the data described above during the term of this Agreement and for a period of four (4) years after its expiration or termination. The Manager or any other duly authorized Person shall have reasonable access during normal business hours to such books, records, documents, and other evidence for the purpose of inspection, audit, and copying. If the LLC carries out any of the duties required under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more, over a twelve (12) month period, the LLC shall incorporate in any such subcontract the provisions regarding access to books and records as set forth herein.

                  iii. Each party hereto agrees to cooperate with the other party in the event it is the subject of a tax audit or inquiry and to make available to such other party or other authorized Person in connection with any such inquiry or audit all of the business, financial and other records reasonably relating thereto on reasonable terms during normal business hours for the purpose of inspection, audit and, subject to payment of reasonable fees, copying.

         d. Governing Law. The validity of this Agreement, its interpretation and construction shall be governed by the laws of the State of Maryland, without regard to principles of conflict of laws.

         e. Equal Employment Opportunity. Each party expressly agrees to abide by any and all applicable Federal and/or state equal employment opportunity statutes, rules and regulations including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Occupational Safety and Health Act of 1970, and the Americans with Disabilities Act of 1990, as all may be from time to time modified or amended.

         f. Force Majeure. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service resulting, directly or indirectly, from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's service providers, employees or agents, or any similar or dissimilar cause beyond the reasonable control of either party.

         g. Waiver.   A  waiver  by  either  party  of  a breach or  failure  to perform any provision of this Agreement shall not constitute a waiver of any subsequent breach of the same or a different provision hereof.

         h. Severability. If any provision of this Agreement is found to be void or unenforceable, then such provision shall be treated as severable, leaving valid and enforceable the remainder of this Agreement.

         i. Binding Effect and Assignment. This Agreement may not be assigned by the LLC without the prior written consent of the Manager.

         j. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one Agreement.

         k. Tax Liabilities. The LLC shall have the sole responsibility for paying any and all applicable Federal, state and local income taxes, gross receipt taxes, FICA taxes, and all other withholding taxes, unemployment and disability benefits, and, although the Manager will act as payment agents, workers' compensation obligations, and any and all license and permit fees of whatever nature which may be applicable to it and for filing all information and other tax returns and other returns or reports as may be required of it. The Manager shall act as payment agent for all of these taxes, and shall have responsibility for making such payments when due on behalf of the LLC from Collected LLC Cash. The LLC shall indemnify and hold the Manager harmless against any and all claims against the LLC, any physician employed by the LLC or the Manager, and related attorneys' fees, for the failure to pay or file any of the foregoing payments, withholding, contributions, taxes, fees, and documents, reports and returns, including but not limited to, Federal, state, and local taxes, FICA taxes, gross receipt taxes, unemployment and disability benefits, and workers' compensation obligations, and any and all license and permit fees.

         l. Independent Relationship. The LLC and The Manager intend to act and perform as independent contractors. Only the LLC shall practice medicine and shall do so utilizing licensed physicians with no employment relationship to the Manager. Notwithstanding the authority granted to the Manager herein, the Manager and the LLC agree that the LLC shall retain the authority to direct the medical, professional, and ethical aspects of its medical practice. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party. As more specifically set forth herein, the Manager shall provide the LLC with offices and facilities, equipment, supplies, support personnel, and management and financial advisory services. As more specifically set forth in, and subject to the provisions of, this Agreement and the LLC Operating Agreement, the LLC shall be responsible for the recruitment and hiring of physicians and all issues related to medical practice patterns and documentation thereof. The Manager shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of the LLC and their patients. Matters involving the internal agreements and finances of the LLC, including the distribution of professional fee income or distributions of Managed Care Incentive Payments, if any, among the individual Members and other physicians of the LLC, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters)
shall  remain  the  sole  responsibility  of  the  LLC  and/or  the   individual
physicians. The parties agree that the benefits to the LLC hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by the Manager or any of its Affiliates to any of the LLC's patients in any facility or laboratory controlled, managed or operated by the Manager.

         m. Exchange of Information. Each party shall cooperate in sharing with and providing to the other party all information reasonably required or desirable pursuant to the terms of this Agreement.

         n. Further Cooperation. The LLC shall cooperate and execute such agreements and cause such of its physician employees as may be necessary to become participating providers in such third-party reimbursement programs as the Manager may from time to time direct. As used in this Agreement, the term "third-party reimbursement program" shall include, but not be limited to, health maintenance organizations, preferred provider organizations, private health insurance companies, Blue Cross/Blue Shield, the Federal and State Medicare and/or Medicaid programs, and any other managed care plan. The LLC shall also cooperate with the Manager in promotional programs developed or selected by the Manager.

         o. Entire  Agreement.  This Agreement and the other  Practice  Purchase
Closing Documents constitute the complete understanding of the parties and supersede any and all other agreements, written or oral, between the parties with respect to the subject matter hereof and thereon. No other agreement, statement or promise not contained herein or therein shall be valid or binding.

         p. Notices. All notices required hereunder shall be in writing, delivered personally, by overnight delivery service or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed made when delivered and shall be properly addressed to the parties as follows or as otherwise designated from time to time:

                  To the Manager:

                                    Montgomery Newco, Inc.
                                    10451 Mill Run Circle, 10th Floor
                                    Owings Mills, Maryland 21117

                           with a required copy to:

                                    Doctors Health System, Inc.
                                    10451 Mill Run Circle, 10th Floor
                                    Owings Mills, Maryland  21117
                                    Attention:  Corporate Counsel

                  To the LLC:

                                    Doctors Health Montgomery, LLC
                                    10451 Mill Run Circle, 10th Floor
                                    Owings Mills, Maryland 21117

                  With a required copy to:

                                    Ober, Kaler, Grimes & Shriver
                                    A Professional Corporation
                                    Attn: Melinda B. Antalek, Esquire
                                    120 East Baltimore Street
                                    Baltimore, Maryland 21202-1643


         q. Amendment. This Agreement may be modified or amended at any time by a written amendment, signed by both parties hereto.

         r. Appointments. By its execution of this Agreement, the LLC hereby constitutes and appoints the Manager, acting in its corporate capacity or through any of its duly authorized officers or employees, the LLC's true and lawful attorney-in-fact and also constitutes and appoints the Manager as the LLC's agent, and hereby empowers and authorizes the Manager, as its attorney and agent, for the LLC and in its name, place and stead, and on its behalf, from time to time, to do and to execute any and all acts, deeds, instruments and things, which are necessary or desirable to enable the Manager to do any and all things relating to the organization, management, business, or non-professional activities of the LLC, as fully and completely as the LLC might or could do if it, itself, undertook to do or execute any or all of such acts, deeds, instruments or things. The appointment of the Manager as the LLC's agent and attorney-in-fact hereunder is and shall be irrevocable during the term of this Agreement and is expressly agreed and acknowledged by both parties to be coupled with an interest.

                  IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement effective as of the day and date first above written.

WITNESS/ATTEST:                   DOCTORS HEALTH MONTGOMERY, LLC


                                  By:      /s/ Jeffrey P. Indrisano
---------------------------                _______________________(SEAL)
                                           Jeffrey P. Indrisano, Chairman


WITNESS/ATTEST:                   DOCTORS HEALTH SYSTEM, INC.


                                  By:      /s/ Paul A. Serini
---------------------------                ________________________(SEAL)
                                           Paul A. Serini,
                                           Executive Vice President

                                   EXHIBIT 2b

                                    SUBLEASE


         THIS SUBLEASE ("this Sublease"), ____day of___________, 199_, by and between Doctors Health System, Inc., a Maryland Corporation, ("Tenant") DOCTORS HEALTH MONTGOMERY, LLC, a Maryland limited liability company ("Subtenant").


                              EXPLANATORY STATEMENT

         A. By Lease Agreement dated_______________, 19___, a copy of which is attached hereto as Exhibit A (the "Lease"), [Add appropriate recitals regarding leases from Physicians and/or PCs, to the LP, to DHS] ___________, Maryland known as ___________________ (the "Premises").

         B. Subtenant desires to sublease the Premises from Tenant and Tenant desires to sublease the Premises to Subtenant, on the terms and subject to the conditions which are hereinafter set forth.

         [C.      Landlord  joins  in the execution of this Sublease to evidence its consent to the within Sublease, as required by Section ______ of the Lease. Where appropriate.]

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Sublease by the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Tenant hereby subleases to Subtenant and Subtenant hereby subleases from Tenant all of the Premises in its "as is" physical condition (Subtenant having heretofore examined and being familiar in all respects with the Premises), on the terms and subject to the conditions which are hereinafter set forth:

         1. Term; Extension and Expiration of Term. The term of this Sublease (the "Initial Term") shall be for a period of ______ (___) months [which period shall be equal to the term of the Lease less one (1) day], beginning on ________, 19___ and expiring on ___________, 19____ (the "Expiration Date"). If the term of the Lease is renewed, Subtenant may extend the Initial Term for a period coterminous with the extended period less one (1) day on the same terms and conditions as set forth in this Sublease by providing Tenant with at least _________ (___) days' notice in advance of the Expiration Date. If Subtenant provides such notice, this Sublease shall continue and extend until the expiration date of the renewal term less one (1) day (the "Extended Term") (both the Initial Term and the Extended Term shall be collectively referred to as the "Term"). Tenant shall use reasonable efforts to notify Subtenant of the Expiration Date of this Sublease at least thirty (30) days before the Expiration Date.

         2. Rental. Subtenant shall pay to Tenant, without prior notice or demand and without set-off or reduction, as rental for the Premises (the "Rent"), the amount of ________ Dollars ($__________) per month during the Term.. Rent shall be prorated on a daily basis for any partial calendar month during the Term. This Sublease is on an absolute gross lease basis and Landlord shall maintain the Premises (including repair or replacement of any part thereof, unless such replacement is due to Subtenant's negligence or willful misconduct), pay taxes, insurance, and operating expenses, and any and all other charges due and payable in connection with the occupancy and use of the Premises, including, but not limited to, those payable to Landlord under the Lease. Tenant and subtenant agree (A) that no actual payments are required to be made by Subtenant to Tenant of Rent hereunder, all such Rent due herewith being part of the Tenants Management Fee charged to Subtenant under that Certain Professional Services Organization Agreement between Tenant and Subtenant dated ________ __, 1996 (the "PSO Agreement"); (B) Tenants' payment of rent to the landlord from time to time shall be deemed the payment of an "LLC Business Cost" under the PSO Agreement, and a "Direct Medical Facilities Cost" under the Professional Services Employment Agreement for each of the Subtenant's physician employees.

         3.  Obligations of Tenant and Subtenant Under the Lease.

                  3.1. In addition to any other obligations that are imposed upon Subtenant under the provisions of this Sublease, Subtenant shall abide by any restriction placed on Tenant pursuant to the terms of the Lease.

                  3.2. In addition to any other rights that are held by Subtenant under the provisions of this Sublease, Subtenant shall have all of the same rights hereunder against Tenant as Tenant has against Landlord under the provisions of the Lease, and, except for the services to be provided by Landlord to Tenant under the Lease, Tenant shall have all of the same obligations hereunder to Subtenant as Landlord to Tenant under the Lease, all as if provisions identical to such provisions were set forth at length in this Sublease.

                  3.3. Without limiting the generality of the foregoing provisions of this Section, 3.3.1. Subtenant covenants and agrees not to commit any act that shall cause Tenant to be in breach of any term, covenant, or condition under the Lease or interfere with Tenant's performance of its obligations or duties under the Lease;

                  3.3.2. in any instance in which Tenant has any right under the provisions of the Lease to give or withhold its approval of any action, omission, or other matter, or has any other discretionary right under the provisions of the Lease, Tenant shall exercise such right in each instance in a manner that is consistent with Subtenant's rights and Tenant's obligations hereunder, and

                  3.3.3. in any such instance in which Tenant may exercise any such right in two (2) or more ways, neither or none of which would be inconsistent with Subtenant's rights and Tenant's obligations, Tenant shall notify Subtenant thereof in writing, and shall exercise any right in accordance with Subtenant's written instructions to Tenant; provided, however, that Tenant must receive such instructions within such period, if any, during which Tenant may be required by the provisions of the Lease to exercise or waive such right.

         4.  Amendment and Termination of Lease.

                  4.1. Tenant shall not amend, or consent to any amendment of, the Lease in any respect that materially and adversely affects Subtenant's right to use and enjoy the Premises on the terms and subject to the conditions that are contained in this Sublease. No amendment of the Lease shall operate to alter or impair Subtenant's rights hereunder.

                  4.2. If the Lease terminates for any reason this Sublease shall thereupon automatically terminate simultaneously with such termination of the Lease, and no party hereto shall have any right hereunder against any other party hereto on account thereof; provided, however, that nothing in the foregoing provisions of this sentence shall be deemed in any way to alter or impair any liability that any party hereto may have to any other accruing before such termination.

                  4.3. If the Lease terminates as a result of a default by Tenant in performing its obligations thereunder, the parties hereto shall have such rights and liabilities to each other hereunder on account of such default as exist under applicable law.

                  4.4. On the expiration or earlier termination of this Sublease, the rights and obligations of Landlord and Tenant shall be governed by the Termination of Lease Agreement by and between Landlord and Tenant of even date herewith.

         5. Notices. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be
(a) in writing, and (b) deemed to have been provided (i) twenty-four (24) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, to the address of such party set forth below or to such other address in the United States of America as such party may designate from time to time by notice to each other party hereto, or
(ii) (if such party's receipt thereof is acknowledged in writing) upon being given by hand or other actual delivery to such party. The addresses for the parties are as follows:

         If to Tenant:              Doctors Health System, Inc.
                                    10451 Mill Run Circle, 10th Floor
                                    Owings Mills, MD  21117

         If to Subtenant:  Doctors Health Montgomery, LLC
                           10451 Mill Run Circle, 10th Floor
                           Owings Mills, MD  21117


         6.  General.

                  6.1. Effectiveness. This Sublease shall become effective on and only on its execution and delivery by the parties hereto.

                  6.2. Complete Understanding. This Sublease, together with the Physician Services Organization Agreement and other documents executed between Tenant and Subtenant in connection therewith, represent the complete understanding among the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements, or agreements, either written or oral, among the parties hereto as to the same.

                  6.3. Amendment. This Sublease may be amended by and only by an instrument executed and delivered by the parties hereto.

                  6.4. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or right.

                  6.5. Applicable Law. This Sublease shall be given effect and construed by application of the law of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland.

                  6.6.  Time  of Essence.   Time shall be of the essence of this
Sublease.

                  6.7.  Headings.  The  headings  of the  Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

                  6.8. Construction. As used herein, all references made (a) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any Section, subsection, paragraph, or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph, or subparagraph of this Sublease.

                  6.9.  Exhibits.   Each  writing  or plat referred to herein as
being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

                  6.10. Assignment. This Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

                  6.11. Severability. No determination by any court, governmental body, or otherwise that any provision of this Sublease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

                  6.12. Disclaimer of Partnership Status. Nothing in the provisions of this Sublease shall be deemed in any way to create among the parties hereto any relationship of partnership, joint venture, or association, and the parties hereto hereby disclaim the existence of any such relationship.

         IN WITNESS WHEREOF, the parties hereto have executed and ensealed this Sublease or caused it to be executed and ensealed on its behalf by their duly authorized representatives, the day and year first above written.

     WITNESS or ATTEST:                 [TENANT]



                                     By:      _________________________(SEAL)
                                     Name:    _________________________
                                     Title:   _________________________


                                     DOCTORS HEALTH MONTGOMERY, LLC:


                                     By:      _________________________(SEAL)
                                     Name:    _________________________
                                     Title:   _________________________

[JOINDER (where applicable)


In accordance with Section ____ of the Lease, Landlord joins in the execution of this Sublease for the purpose of evidencing its consent to the sublease herein.

WITNESS OR ATTEST:                                   LANDLORD:


                                      By:      __________________________(SEAL)
                                      Name:    __________________________
                                      Title:   __________________________]


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


                                    EXHIBIT A

                               True Copy of Lease


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


                                   SCHEDULE 2b


Building                                             Office Space




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


                               EQUIPMENT ADDENDUM
                                       TO
                                   SCHEDULE 2b


Building:





Equipment:



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